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                                                                   EXHIBIT 23.04

                        CONSENT OF ROBERT T. O'CONNELL

I hereby consent to references to Robert T. O'Connell contained in the "Management" section of the Prospectus which forms a part of Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 filed by RWD Technologies, Inc. on May 21, 1997, as the same may be amended from time to time.

                                ROBERT T. O'CONNELL

Boston, Massachusetts
May 20, 1997